FORM 8-K
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): August 20, 1997


                      TOPS APPLIANCE CITY, INC.
     (Exact name of registrant as specified in its charter)



  New Jersey                0-20498              22-3174554
(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



45 Brunswick Avenue, Edison, New Jersey              08818
(Address of principal executive office)             (Zip Code)



Registrant's telephone number, including area code:(908) 248-2850



                                N/A
  (Former name or former address, if changed since last report)






                        Page 1 of 3 pages

Item 1.   Changes in Control of Registrant

          Not Applicable


Item 2.   Acquisition or Disposal of Assets

          Not Applicable


Item 3.   Bankruptcy or Receivership

          Not Applicable


Item 4.   Changes in Registrant's Certifying Accountant

          Not Applicable


Item 5.   Other Events

          Registrant entered into a Debenture Exchange Agreement (the "Agreement") with BEA Associates ("BEA"), a New York partnership, whereby effective September 1, 1997, BEA will exchange $15,375,000 of Registrant's 6-1/2% Convertible Subordinated Debentures due 2003 (the "Original Debentures") for $7,687,500 of Registrant's 6-1/2% Convertible Subordinated Debentures due 2003 (the "New Debentures"). Pursuant to the Agreement, BEA may convert the New Debentures into shares of common stock of Registrant at a conversion price of One and 75/00 Dollars ($1.75) per share. Following any such conversion by BEA whereby BEA shall own 12.5% of the outstanding stock of Registrant following such conversion, BEA shall have the right to elect one (1) director to the Board of Directors of Registrant. In the event that BEA shall own 25% of Registrant's outstanding stock as a result of its conversion of New Debentures, BEA shall have the right to elect two (2) directors to the Board of Directors of Registrant. The New Debentures shall rank pari passu with the Original Debentures in respect of payment of principal and interest.

Item 6.   Resignation of Registrant's Directors

          Not Applicable.


Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of business acquired.

               Not Applicable

          (b)  Pro forma financial information

               Not Applicable

          (c)  Exhibits

               Not Applicable

                            SIGNATURE




          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TOPS APPLIANCE CITY, INC.


                                   -----------------------------
                                BY:/s/ Robert Gross
                                   ROBERT GROSS,
                                   Chief Executive Officer



Dated:  August 26, 1997